UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact Names of Registrants as Specified in their Charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 18, 2016, L-3 Communications Holdings, Inc. (the “Company”) amended its Amended and Restated Bylaws (as so amended, the “Bylaws”) to provide for proxy access in certain circumstances. The Bylaws include a new Article II, Section 2.9, which permits a stockholder, or a group of up to 20 stockholders, that owns 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials candidates for election as directors of the Company, subject to specified terms and conditions. In the case of nominations submitted by a group of stockholders, in addition to satisfying the 3% ownership requirement collectively as a group, at least one group member must have owned 1% or more of the Company’s common stock continuously for at least three years. These stockholder(s) or group(s) of stockholders may nominate up to 20% of the number of independent directors serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the eligibility, notice and other requirements specified in the Bylaws. Stockholders may utilize proxy access beginning with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and requests to include shareholder-nominated director candidates in the Company’s proxy statement for the 2017 Annual Meeting must be received by the Company between October 24, 2016 and November 23, 2016. In addition, the amendments to the Bylaws include related changes to the provisions governing stockholder director nominations found in Article II, Section 2.8 and certain other administrative changes.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(D) Exhibits

Exhibit Number	Title

3.2	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: October 19, 2016